*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER 17 C.F.R SECTIONS 200.80(b)(4) AND 240.24b-2.

Exhibit 10.83

October 1, 2004

bioMérieux b.v.
Boseind 15
5281 RM Boxtel
The Netherlands
Attn: Managing Director

bioMerieux, Inc.
100 Rodolphe Street
Durham, NC 27712
Attention: Chief Financial Officer

          We refer to (a) the Ribosomal Nucleic Acid License and Option Agreement (For Easy Q Instrument) (the “Easy Q RNA License Agreement”) between Gen-Probe Incorporated (“Gen-Probe”) and bioMérieux b.v. (“BMX bv”) and (b) the Ribosomal Nucleic Acid License and Option Agreement (For GeneXpert Instrument) (the “GeneXpert RNA License Agreement”, and together with the Easy Q RNA License Agreement, the “Agreements”) between Gen-Probe and bioMérieux, Inc. (“BMX Inc.”), each dated as of September 30, 2004. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreements.

          As used herein, the term “GeneXpert Certification Date” shall mean the date as of which Gen-Probe shall have received from BMX Inc. and BMX bv, as applicable, written notice certifying (i) that the First Commercial Sale of a Licensed Product has occurred under the GeneXpert RNA License Agreement, (ii) that for a period of not less than 180 days since such date of First Commercial Sale, BMX Inc. has continuously marketed and sold the GeneXpert Instrument and the Licensed Products for use thereon and (iii) that during such 180-day period, BMX bv has continuously marketed and sold the Easy Q Instrument and the Licensed Products for use thereon. Effective as of the Royalty Period in which a GeneXpert Certification Date occurs (i.e., in which Gen-Probe receives all of the written certifications described in the immediately preceding sentence), Sections 3.2 (a) and 3.2 (f)(i) of each of the Agreements shall be amended by deleting all references to “[...***...] Dollars (US$[...***...])” and "[...***...] Dollars (US$[...***...])” and replacing the same with references to “[...***...] Dollars (US$[...***...])” and “[...***...] Dollars (US$[...***...])”, respectively. The foregoing amendments shall be effective prospectively only. By way of example only, assuming that the GeneXpert Certification Date occurs during the third Calendar Quarter of a Calendar Year and that the cumulative amount of Net Sales realized by BMX bv or its Affiliates under the Easy Q RNA License Agreement for all sales of RNA Licensed Products, Combined

***Confidential Treatment Requested

Licensed Products and Hybrid Licensed Products (but excluding Sequence Licensed Products) through the second Calendar Quarter totaled [...***...] U.S. Dollars (US $[...***...]), then the applicable royalty rate for RNA Licensed Products under the Easy Q Agreement would be (i) [...***...] percent ([...***...]) for running royalties payable during the first and second Royalty Periods during such Calendar Year and (ii) [...***...] percent ([...***...]) for running royalties payable thereafter during such Calendar Year. Similar adjustments shall be made to the running royalty rates payable for Combined Licensed Products and Hybrid Licensed Products under Sections 3.2(b) and 3.2(c), respectively, of the Agreements. Gen-Probe and BMX bv, and Gen-Probe and BMX Inc., shall enter into appropriate amendments to the Easy Q RNA License Agreement and the GeneXpert RNA License Agreement, respectively, setting forth the above modifications after the GeneXpert Certification Date.

          The provisions set forth in Articles 6 and 8 of the Agreements shall apply, mutatis mutandis, to this letter agreement.

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*** Confidential Treatment Requested

          If the foregoing accurately reflects our understanding, please so indicate by causing the enclosed copy of this letter agreement to be signed on behalf of BMX bv and BMX Inc., respectively, dated and returned to the undersigned.

Very truly yours,

Gen-Probe Incorporated

By:	/s/ Henry L. Nordhoff

Name: Henry L. Nordhoff
Title: President and Chief Executive Officer

Accepted and agreed to as of the 1st day of October, 2004.

bioMerieux b.v.

By:	/s/ Benoit Adelus

Name: Benoit Adelus Title: Director

bioMerieux, Inc.

By:	/s/ Eric Bouvier

Name: Eric Bouvier
Title: President and Chief Executive Officer